UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Derma Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DERMA SCIENCES, INC.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

May 26, 2010

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 300
Princeton, New Jersey 08540
609-514-4744

PROXY STATEMENT

This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the “Company”) in connection with the Board’s solicitation of proxies for use at its Annual Meeting of Shareholders (the “Meeting”) to be held at 3:00 p.m. on Wednesday, May 26, 2010, at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, 08540, and at any adjournments thereof.  The purpose of the Meeting and the matters to be acted upon are set forth under the headings Proposal 1 and Proposal 2 hereinbelow and in the Notice of Annual Meeting of Shareholders previously mailed to shareholders.

If the on-line or paper form of Proxy is executed properly and submitted, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy.  However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy and for ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the year ended December 31, 2010.  The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described herein and in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by submission of a proxy bearing a later date.  Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

The close of business on April 5, 2010, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting.  On the Record Date, the Company had 6,557,855 shares of Common Stock, 18,755 shares of Series A Convertible Preferred Stock, 55,006 shares of Series B Convertible Preferred Stock, 77,384 shares of Series C Convertible Preferred Stock and 133,919 shares of Series D Convertible Preferred Stock outstanding and entitled to vote.  The foregoing shares of Common and Preferred Stock (collectively, “Shares”) are the only voting securities of the Company.

The presence at the Meeting, in person or by proxy, of the holders of 3,421,460 Shares (a majority of the aggregate number of shares of Common Stock and Preferred Stock issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business.  Proxies marked “Abstain” and broker proxies that have not voted on a particular proposal (“Broker Non-Votes”), if any, will be counted in determining the presence of a quorum.  Other than for election of directors (discussed below), each holder of Common Stock and Preferred Stock as of the Record Date is entitled to one vote per Share.

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the total number of votes cast for the election of directors at the Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class.  Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them.  Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the election of directors except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes.  Shareholders may cumulate their votes in the election of directors.  That is, shareholders may multiply the number of Shares owned and entitled to vote at the Meeting by the number of directors (9) to be elected and cast the resulting number of votes for any one or more candidates.

Adoption of Proposal No. 2 requires the affirmative vote of a majority of the total number of shares of the Common Stock and Preferred Stock represented and entitled to vote at the Meeting, voting together as a single class.  In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as votes against the proposal, and broker non-votes, if any, will have no effect on the votes for the proposal.

The expense of solicitation will be borne by the Company.  The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company.  The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be made available on-line and, upon request, mailed to shareholders on or about April 12, 2010.

PROPOSAL 1 - ELECTION OF DIRECTORS

A board of nine directors, constituting the entire Board of Directors, will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify.  It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below.  Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.  However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Director Since	Principal Occupation

Edward J. Quilty	59	March, 1996	Chairman of the Board, President and Chief Executive Officer of the Company
Srini Conjeevaram (1)	51	May, 1998	Director, Managing Director of SC Capital Management, LLC
Stephen T. Wills, CPA, MST (2) (4)	53	May, 2000	Lead Director, Executive Vice President — Operations and Chief Financial Officer of Palatin Technologies, Inc.
James T. O’Brien (3) (4)	71	May, 2001	Director, Consultant to the pharmaceutical industry
C. Richard Stafford, Esq. (4) (6)	74	May, 2002	Director, Consultant to the pharmaceutical industry
Richard J. Keim (1) (6)	74	May, 2002	Director, Managing Director of Kensington Management Group, LLC
Robert G. Moussa (5) (6)	63	May, 2005	Director, President and Chief Executive Officer of Dilon Technologies, Inc.
Bruce F. Wesson (1)	67	May, 2006	Vice Lead Director, Managing Director of Galen Management
Brett D. Hewlett	47	February, 2010	Chief Executive Officer of Comvita Limited

(1)       Member audit committee.
(2)       Chairman audit committee.
(3)       Chairman nominating – corporate governance committee.
(4)       Member compensation committee.
(5)       Chairman compensation committee.
(6)       Member nominating – corporate governance committee.

Executive officers are elected by, and serve at the discretion of, our board of directors.

Information Relative to Directors and Nominees

Edward J. Quilty has served as our Chief Executive Officer since November, 1996, Chairman of the Board since May, 1996 and as a director since March, 1996. Mr. Quilty was the Chairman of the Board of Palatin Technologies, Inc., a publicly traded biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, from November, 1995 until May, 2000. During the period November, 1996 through May, 2000 Mr. Quilty held the Chief Executive Officer positions at both Derma Sciences and Palatin Technologies, Inc. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a publicly traded developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. During the period January, 1987 through September, 1991 Mr. Quilty served as Vice President – Sales and Marketing and later as Executive Vice President (in which capacity he shared the office of the President) with McGaw Laboratories, a pharmaceutical and medical device company. Previously, he served from 1974 in a variety of sales, marketing and management positions with Baxter/American Hospital Supply Corporation. Mr. Quilty has over 30 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is director of the MedTech Group, a privately held medical products company. He earned a Bachelor of Science degree from Missouri State University, Springfield, Missouri in 1973 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

We believe that Mr. Quilty’s qualifications to serve on our Board of Directors include his fourteen years of industry and management experience with our Company and his extensive expertise in the wound care and specialty medical products industry.

Srini Conjeevaram has served as a director of Derma Sciences since May, 1998. Mr. Conjeevaram is Managing Director of SC Capital Management, LLC pursuing venture capital opportunities in healthcare. Mr. Conjeevaram is also the general partner of venture capital funds with investments in several privately-held medical device companies. From 1991 through March 2006, he was with Galen Associates, a healthcare venture capital firm, becoming a General Partner in 1996. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from 1989 to 1990 and a Senior Project Engineer for General Motors Corporation from 1982 to 1987. Mr. Conjeevaram earned a Bachelor of Science degree in Mechanical Engineering from Chennai University, Chennai, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California, and a Master of Business Administration from Indiana University, Bloomington, Indiana.

We believe that Mr. Conjeevaram’s qualifications to serve on our Board of Directors include his many years of experience with financing and growth planning for healthcare companies.

Stephen T. Wills, CPA, MST has served as lead director and a director of Derma Sciences since July, 2008 and May, 2000, respectively. He also served as our Chief Financial Officer from July, 1997 and Vice President from November, 1997 until his resignation from these positions in July, 2000. Mr. Wills currently serves as Executive Vice President – Operations and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills serves on the board of directors of U.S. Helicopter, Inc. as chairman of the audit committee and a member of the compensation committee. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

We believe that Mr. Wills’ qualifications to serve on our Board of Directors include his extensive and varied financial and management experience, his substantial experience with our Company and his strong technological background within the biopharmaceutical industry.

James T. O’Brien has served as a director of Derma Sciences since May, 2001. He currently serves as a consultant to the pharmaceutical and healthcare industries. Most recently, he served as President of O’Brien Marketing & Communications. Previously, Mr. O’Brien served from 1989 to 1991 as President and Chief Operating Officer for Elan Corporation (NYSE: ELN), a multi-national medical products and pharmaceutical company. In 1986, Mr. O’Brien founded O’Brien Pharmaceuticals and served as its President and Chief Executive Officer until the acquisition of this company by Elan Corporation. During the period 1980 to 1986, Mr. O’Brien held several division presidencies with the Revlon Health Care Group. Prior to his association with Revlon, he served for seventeen years with Sandoz Pharmaceuticals, Inc., most recently as Vice President of U.S. Marketing and Sales. Mr. O’Brien serves as chairman of the board of directors of Benedictine College. He earned a Bachelor of Science in Business Administration from Benedictine College, Atchison, Kansas, in 1960 and attended the Harvard University Advanced Management Program in 1974.

We believe that Mr. O’Brien’s qualifications to serve on our Board of Directors include his many years of management experience at the senior executive level in several leading public pharmaceutical and healthcare concerns.

C. Richard Stafford, Esq. has served as a director of Derma Sciences since May, 2002. Mr. Stafford is a consultant to the pharmaceutical industry. Previously, he was Vice President for Corporate Development and a member of the operating committee of Carter-Wallace, Inc., a multinational manufacturer of pharmaceutical, toiletry and diagnostic products. Prior to joining Carter-Wallace, Inc. in 1977, Mr. Stafford was President of Caithness Corporation, a natural resources development firm, and an adjunct professor of law at New York University Law School. Mr. Stafford earned his Bachelor of Arts, cum laude, from Harvard College, his Bachelor of Laws from Harvard Law School and his Master of Laws from New York University Law School.

We believe that Mr. Stafford’s qualifications to serve on our Board of Directors include his managerial expertise and his many years of high level legal experience in the representation of leading pharmaceutical concerns.

Richard J. Keim has served as a director of Derma Sciences since May, 2002 and serves as a consultant to various industries. He is a founder and Managing Director of Kensington Management Group, LLC, a portfolio manager with assets in excess of $70 million. Prior to organizing Kensington in 1986, Mr. Keim founded and served as Executive Vice President of the Buckingham Research Group Incorporated, a registered broker-dealer, from 1982 through 1993 and Executive Vice President and Chief Investment Officer of Buckingham Capital Management from 1985 until 1993. Mr. Keim received his Bachelor of Arts in Business Administration from the University of Wisconsin and his Master of Business Administration from the University of Chicago. He is a Senior Security Analyst, a Chartered Financial Analyst and a member of the New York Society of Security Analysts and the Financial Analyst Federation.

We believe that Mr. Keim’s qualifications to serve on our Board of Directors include his extensive expertise and experience in investing in the securities, and advising the managements, of public and emerging enterprises.

Robert G. Moussa has served as a director of Derma Sciences since May, 2005. Mr. Moussa is the Chairman, President and Chief Executive Officer of Dilon Technologies, Inc., makers of a gamma imaging system for early breast cancer detection, a position he has held since February, 2008. Before joining Dilon Technologies, Inc., Mr. Moussa served as President and Chief Executive Officer of Robert Moussa & Associates, a consulting firm serving the pharmaceutical, biotechnology and healthcare industries. Prior to founding this firm, he served in a variety of executive positions with Mallinckrodt, Inc., St. Louis, Missouri, a $2.4 billion healthcare and chemical company. Mr. Moussa’s most recent assignment at Mallinckrodt was President – International, a position he held from 1995 through 1997. Previously he served from 1992 to 1996 as President and Chief Executive Officer of Mallinckrodt Medical, Inc., Mallinckrodt’s largest business unit with over one billion dollars in revenues. Before joining Mallinckrodt Medical, Mr. Moussa served during the period 1978 through 1992 as Mallinckrodt, Inc.’s Group Vice President – International Medical Products, Vice President and General Manager – Medical Products Europe, General Manager – Critical Care, Director of Business Operations and General Sales Manager. Prior to joining Mallinckrodt, Mr. Moussa held a number of positions during the period 1969 through 1976 with Sherwood Medical, United Kingdom, most recently as Director of Marketing. Mr. Moussa received his Baccalaureate from the Collège du Sacre-Cœur, Beirut, Lebanon, in 1966 and his Bachelor of Science in Business Administration from Ealing University, London, England, in 1969. He has also completed executive seminars at the University of California at Berkeley, the Aspen Institute, the Wharton Executive School and the Center for Creative Leadership.

We believe that Mr. Moussa’s qualifications to serve on our Board of Directors include his many years of experience as senior and chief executive with leading companies in the pharmaceutical and healthcare industries.

Bruce F. Wesson has served as vice lead director and a director of Derma Sciences since July, 2008 and May, 2006, respectively. He presently serves as Managing Director of Galen Management, a health care venture capital firm, and is a general partner of Galen Partners, L.P. Prior to joining Galen, Mr. Wesson served for over twenty three years with the Corporate Finance Division of Smith Barney, Harris Upham & Co. Inc., most recently as Senior Vice President and Managing Director. While at Smith Barney, Mr. Wesson headed the Major Account Group which was responsible for many of the firm’s largest accounts. He also chaired Smith Barney’s Valuation and Opinion Committee in which capacity he maintained responsibility for the firm’s valuations and fairness opinions. Mr. Wesson currently serves as a director and member of the Compensation Committee of Acura Pharmaceuticals, Inc., a specialty pharmaceutical company, and as a director of Chemtura Corporation. He also serves as Vice Chairman, director and Chairman of the Audit Committee of MedAssets, Inc., a provider of technology-enabled products and services to the healthcare industry, and serves as a director of several of Galen’s private portfolio companies. Mr. Wesson earned a Bachelor of Arts degree from Colgate University, Hamilton, New York, in 1964 and a Master of Business Administration degree from Columbia University, New York, New York, in 1967.

We believe that Mr. Wesson’s qualifications to serve on our Board of Directors include his expertise and years of experience with financing and growth planning for healthcare companies.

Brett D. Hewlett has served as a director of Derma Sciences since February, 2010.  Mr. Hewlett has served since 2005 as the Chief Executive Officer of Comvita Limited, a publicly listed natural products and life sciences company headquartered in New Zealand (NZSX:CVT).  Prior to his affiliation with Comvita, Mr. Hewlett served for fifteen years with Tetra Pak, a world-leading food packaging company, in the capacities of Managing Director for Eastern Mediterranean markets and Commercial Director for Saudi Arabia.  He has organized and managed his own consulting company and has been an active angel investor supporting start-up companies in New Zealand.  Mr. Hewlett earned a Bachelor of Food Technology degree from Massey University, New Zealand, in 1987 and a Masters of Business Administration degree from International Institute for Management Development, Switzerland, in 1993.

We believe that Mr. Hewlett’s qualifications to serve on our Board of Directors include his extensive wound care expertise, his many years of global management experience and his strong technological background in the natural healthcare industry.

Comvita Limited is a major shareholder of Derma Sciences and we conduct significant business with Comvita.  For further details of our dealings with Comvita, please refer to the discussion under the heading Certain Relationships and Related Transactions.  Mr. Hewlett was initially appointed to the Board of Directors, and has been nominated for a full one-year term, pursuant to that certain nominating agreement dated February 18, 2010 between our Company and Comvita New Zealand Limited.  For further details concerning the nominating agreement, please refer to our Form 8-K filed February 24, 2010.

Compensation of Directors

Current and Historical Compensation Programs

Upon election or appointment, outside directors receive options to purchase 2,500 shares of our common stock at a price per share equal to the fair market value of the common stock on the date of the option grant. These options vest at the rate of 625 on the date of grant and 625 per year thereafter. Effective April 1, 2007, for each year of service outside directors receive options to purchase 4,375 shares of our common stock at a price per share equal to the fair market value of the common stock on the date of the option grant. These options vest at the rate of 1,094 on the date of grant and 1,094 per year thereafter. Effective April 1, 2007, for each year of service each outside director receives a $25,000 cash payment, payable quarterly. In addition, the lead director and the chairmen of the audit and compensation committees receive $20,000, $5,000 and $3,000 cash payments, respectively, payable quarterly. The lead director also receives options to purchase 2,500 shares of our common stock at a price per share equal to the fair market value of the common stock on the date of the option grant. These options vest at the rate of 625 on the date of grant and 625 per year thereafter. All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

During the period May 12, 2006 through March 31, 2007, for each year of service outside directors received options to purchase 3,125 shares of common stock, 3,125 shares of restricted common stock and a cash payment of $12,000, payable quarterly.

Director Compensation Table

The following table sets forth information regarding all forms of compensation received by our directors during the year ended December 31, 2009:

Name	Fees Earned or Paid in Cash	Option Awards		Total
Edward J. Quilty	—	—		—
Stephen T. Wills, CPA, MST	$50,000	$15,930	(1)	$65,930
Srini Conjeevaram	$25,000	$9,379	(2)	$34,379
James T. O’Brien	$25,000	$9,379	(2)	$34,379
Richard J. Keim	$25,000	$9,379	(2)	$34,379
C. Richard Stafford, Esq.	$25,000	$9,379	(2)	$34,379
Robert G. Moussa	$28,000	$9,379	(2)	$37,379
Bruce F. Wesson	$25,000	$9,379	(2)	$34,379

(1)          Reflects the award of options to purchase 6,875 shares of common stock.
(2)          Reflects the award of options to purchase 4,375 shares of common stock.

Board Committees

Audit Committee

We maintain an Audit Committee that is currently composed of Stephen T. Wills, CPA, MST, Chairman, Srini Conjeevaram, Bruce F. Wesson and Richard J. Keim. Messrs. Wills, Conjeevaram, Wesson and Keim are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2).  The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by our independent registered public accounting firm.  The Audit Committee operates under a written charter a copy of which may be viewed on our website at http://www.ir.dermasciences.com/governance.  The Audit Committee held four meetings in 2009.  Details relative to the Audit Committee’s financial expert, together with the Audit Committee Report, are set forth below under the heading Additional Information.

Compensation Committee

We maintain a Compensation Committee that is currently composed of Robert G. Moussa, Chairman, Stephen T. Wills, CPA, MST, C. Richard Stafford, Esq. and James T. O’Brien.  Messrs. Moussa, Wills, Stafford and O’Brien are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2).  The Compensation Committee reviews the compensation of management and recommends to the board of directors the amounts and types of cash and equity incentives to be offered to management.  The Compensation Committee operates under a written charter a copy of which may be viewed on our website at http://www.ir.dermasciences.com/governance.  The Compensation Committee held four meetings in 2009.  The Compensation Committee Report is set forth below under the heading Additional Information.

Nominating and Corporate Governance Committee

We maintain a Nominating and Corporate Governance Committee that is currently composed of James T. O’Brien, Chairman, C. Richard Stafford, Esq., Robert G. Moussa and Richard J. Keim. Messrs. Stafford, O’Brien, Moussa and Keim are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2).  The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors for consideration by the board of directors as management’s nominees for directors.  The Nominating and Corporate Governance Committee operates under a written charter a copy of which may be viewed on our website at http://www.ir.dermasciences.com/governance.  The Nominating and Corporate Governance Committee held one meeting in 2009.

We will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the board of directors must be made by written notification received by us not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying shareholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of our shares owned by the notifying shareholder;

5.
A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as one of our directors, if elected.

The Nominating and Corporate Governance Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

Qualifications of Directors

The Nominating and Corporate Governance Committee has not established specific criteria or minimum qualifications that must be met by committee-nominated or shareholder-nominated nominees for director.  Regardless of the source of a given nominee’s nomination, the Nominating and Corporate Governance Committee evaluates each nominee based solely upon his/her educational attainments, relevant experience and professional stature.  We seek board candidates with a broad diversity of experience, professions, skills, geographic representation, backgrounds and commitment necessary to make a significant contribution to our Company. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating and Corporate Governance Committee has not set either term limits or age limits for members of the Board of Directors, believing that the Company's interests are best served by members of the Board of Directors with substantial experience and knowledge of the Company's business and that age is generally not a barrier to effective performance as a member of the Board of Directors.

In connection with the selection of nominees for director, consideration will be given to the Board of Directors’ overall balance of diversity of perspectives, backgrounds and experiences; however, the Board of Directors has not adopted a formal diversity policy. The Nominating and Corporate Governance Committee will evaluate potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant.  The Nominating and Corporate Governance Committee primarily seeks nominations for director from institutional security holders, members of the investment banking community and current directors.  We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Nominating and Corporate Governance Committee.

Board of Directors Leadership

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management.  The Board of Directors understands that the right Board of Directors leadership structure may vary as circumstances warrant.  Consistent with this understanding, non-employee directors consider the Board of Directors’ leadership structure on an annual basis.

The Board of Directors has determined that the optimal Board of Directors leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer, Edward J. Quilty.  Mr. Quilty possess detailed and in-depth knowledge of the issues, opportunities and challenges we face, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters.

Our non-employee directors have also determined that it is optimal for the Board of Directors to have a “lead director,” whose responsibilities include, among others, (i) serve as primary intermediary between non-employee directors and management; (ii) formulate, in consultation with the Chairman of the Board of Directors, the agenda and meeting schedules for the Board of Directors; (iii) advise the Chairman of the Board of Directors as to the quality, quantity and timeliness of the information submitted by management to directors; (iv) recommend to the Chairman of the Board of Directors the retention of advisors and consultants who report directly to the Board of Directors; (v) call meetings of non-employee directors; (vi) serve as liaison for consultation and communication with stockholders; and (vii) serve as Chairman of the Executive Committee of the Board of Directors if, and when, same shall be established.  Our lead director is Stephen T. Wills.

The Board of Directors has determined that this leadership structure is optimal for us because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability.  This also enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve our best interests and the best interests of our shareholders.

Role of the Board of Directors in Risk Oversight

Our executive officers are responsible for the day-to-day management of risks the Company faces, while our Board of Directors has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board of Directors regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board of Directors also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Nominating and Corporate Governance Committee manages risks associated with the independence and remuneration of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as advice and counsel from expert advisors.

Director Independence

All directors, with the exception of Edward J. Quilty, are “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The term of office of each person elected as director will continue until our next annual meeting of shareholders or until his successor has been elected and qualifies.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election as directors of the nominees listed above.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

Fees for professional services provided by the Company’s Independent Registered Public Accounting Firms for the years ended December 31, 2009 and 2008 are as follows:

	2009	2008
Audit fees	$420,000	$415,000
Audit related fees	79,000	17,500
Totals	$499,000	$432,500

The foregoing fees were, in each case, pre-approved by the Company’s Audit Committee.

Fee Analysis and Pre-Approval Policy

Audit Fees

Audit fees consist of fees relative to the audit of the Company’s year-end financial statements and review of the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

The 2009 audit related fees principally involve services relative to a securities registration statement and related comfort letter procedures.

The 2008 audit related fees principally involve services relative to securities registration statements and negotiations in respect of a line of credit.

Audit Committee Pre-Approval Policy

It is the policy of the Company’s Audit Committee to approve all engagements of the Company’s independent auditors to render audit or non-audit services prior to the initiation of such services.

Independent Registered Public Accounting Firm’s Presence at Annual Meeting

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

EXECUTIVE OFFICERS

The executive officers of the Company are:

Name	Age	Position with the Company	Executive Officer of the Company Since
Edward J. Quilty	59	Chairman of the Board, President and Chief Executive Officer	May, 1996
John E. Yetter, CPA	57	Vice President and Chief Financial Officer	August, 2000
Robert C. Cole	57	Executive Vice President – Sales	January, 2003
Frederic Eigner	60	Executive Vice President of Operations and General Manager, Derma Sciences Canada Inc.	March, 2005
Barry J. Wolfenson	43	Executive Vice President – Global Business Development and Marketing	March, 2006

John E. Yetter, CPA has served as our Vice President and Chief Financial Officer since August, 2000. Prior to joining us, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb Company. Before his association with Bristol-Myers Squibb, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, magna cum laude, from Boston College School of Management, Boston, Massachusetts in 1975.

Robert C. Cole has served as our Executive Vice President for Sales since May, 2006. Previously, he served as our Vice President — Sales and Marketing since January, 2003. Prior to joining us, Mr. Cole held a variety of executive sales positions with B. Braun Medical and predecessor firms beginning in 1974, most recently as Vice President, Sales, Eastern Zone. Mr. Cole earned his Bachelor of Science degree in Biology, cum laude , from St. Vincent’s College, Latrobe, Pennsylvania, in 1974.

Frederic Eigner has served as our Executive Vice President for Operations and General Manager of our Canadian subsidiary, Derma Sciences Canada Inc., since March, 2005. Previously he served as Vice President for Operations of Derma Sciences Canada Inc. since August, 2002. Prior to its acquisition by us, he held several positions with Dumex Medical Inc. during the period 1992 until August of 2002, most recently as Executive Vice President. Prior to his association with Dumex Medical, Mr. Eigner held a variety of executive manufacturing positions with The Kendall Company during the period 1980 through 1992, most recently as Director of Manufacturing. He earned a Bachelor of Science degree in Industrial Engineering from the High Technical School of Kranj, Slovenia, in 1975, a Master of Science degree in Chemical Engineering from the University of Maribor, Slovenia, in 1980, and a Master of Business Administration degree from the University of Toronto, Ontario, Canada, in 2000.

Barry J. Wolfenson currently serves as our Executive Vice President – Global Business Development and Marketing. Previously, he served as our Vice President for Marketing and Business Development during the period March 2006 through February 2010 and Director of Marketing during the period February 2004 through February 2006. Prior to joining us, Mr. Wolfenson held a variety of sales and marketing positions with Bristol-Myers Squibb beginning in 2001, most recently as Marketing Manager with the Bristol-Myers Squibb Conva-Tec division. Before his association with Bristol-Myers Squibb, he operated a successful entrepreneurial venture and served as an account executive with Anderson Consulting. Mr. Wolfenson earned a Bachelor of Science degree in Economics from Franklin and Marshall College, Lancaster, Pennsylvania, in 1989 and a Master of Business Administration degree, cum laude (Phi Beta Kappa) from the University of Michigan, Ann Arbor, Michigan, in 2001.

Executive officers are elected by, and serve at the discretion of, the Board of Directors.

EXECUTIVE COMPENSATION

Executives and Employment Arrangements

The following discussion and table relates to compensation arrangements on behalf of, and compensation paid by our Company to, Edward J. Quilty, our Chief Executive Officer, John E. Yetter, CPA, our Chief Financial Officer, Robert C. Cole, our Executive Vice President for Sales, Frederic Eigner, our Executive Vice President for Operations and General Manager of Derma Sciences Canada Inc., and Barry J. Wolfenson, our Executive Vice President – Global Business Development and Marketing:

Edward J. Quilty

We employ Edward J. Quilty, our Chairman, President and Chief Executive Officer, pursuant to a one-year employment agreement, renewed effective April 1, 2010, providing for base compensation in the amount of $357,000 per year, effective January 1, 2008, and incentive compensation in the discretion of our board of directors. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary ($357,000) upon our failure to renew the agreement for successive one-year terms or for termination of Mr. Quilty’s employment other than “for cause”. In addition, upon a change in control of us, Mr. Quilty may, within six-months of the change in control, tender his resignation and receive severance compensation equal to one year’s base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of our voting securities in a single transaction or series of related transactions.

John E. Yetter, CPA

We employ John E. Yetter, CPA, our Vice President and Chief Financial Officer, pursuant to a one-year employment agreement, renewed effective April 1, 2010, providing for base compensation in the amount of $225,750 per year, effective January 1, 2008, and incentive compensation in the discretion of our board of directors. The agreement further provides for the payment of severance compensation in the amount of six months’ base salary ($112,875) upon our failure to renew the agreement for successive one-year terms or for termination of Mr. Yetter’s employment other than “for cause”. In addition, upon a change in control of us, Mr. Yetter may, within six months of the change in control, tender his resignation and receive severance compensation equal to six months’ base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of our voting securities in a single transaction or series of related transactions.

Robert C. Cole

We employ Robert C. Cole, our Executive Vice President for Sales, pursuant to a one-year employment agreement, renewed effective April 1, 2010, providing for base compensation in the amount of $204,750 per year, effective January 1, 2008, and incentive compensation in the discretion of our board of directors. The agreement further provides for the payment of severance compensation in the amount of six months’ base salary ($102,375) upon our failure to renew the agreement for successive one-year terms or for termination of Mr. Cole’s employment other than “for cause”. In addition, upon a change in control of us, Mr. Cole may, within six months of the change in control, tender his resignation and receive severance compensation equal to six months’ base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of our voting securities in a single transaction or series of related transactions.

Frederic Eigner

We employ Frederic Eigner, our Vice President and Executive Vice President – Operations and General Manager of Derma Sciences Canada Inc., pursuant to a one-year employment agreement, renewed effective April 1, 2010, providing for base compensation in the amount of C$229,215 per year, effective January 1, 2008, and incentive compensation in the discretion of our board of directors. The agreement further provides for the payment of severance compensation in the amount of the greater of six months’ base salary (C$114,607.50) or the amount specified by the laws of Ontario, Canada, upon our failure to renew the agreement for successive one-year terms or for termination of Mr. Eigner’s employment other than “for cause”. We estimate that severance compensation required to be paid under the laws of Ontario, Canada, would be in the range of six to eighteen months’ base salary (C$114,607.50 – C$343,822.50). In addition, upon a change in control of us, Mr. Eigner may, within six months of the change in control, tender his resignation and receive severance compensation equal to six months’ base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of our voting securities in a single transaction or series of related transactions.

Barry J. Wolfenson

We employ Barry J. Wolfenson, our Vice Executive Vice President – Global Business Development and Marketing, pursuant to a one-year employment agreement, renewed effective April 1, 2010, providing for base compensation in the amount of $190,000 per year, effective January 1, 2010, and incentive compensation in the discretion of our board of directors. The agreement further provides for the payment of severance compensation in the amount of six months’ base salary ($95,000) upon our failure to renew the agreement for successive one-year terms or for termination of Mr. Wolfenson’s employment other than “for cause”. In addition, upon a change in control of us, Mr. Wolfenson may, within six months of the change in control, tender his resignation and receive severance compensation equal to six months’ base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of our voting securities in a single transaction or series of related transactions.

Summary Compensation Table

The following table sets forth information regarding all forms of compensation received by the named executive officers during the years ended December 31, 2009, 2008 and 2007:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation		Total
Edward J. Quilty	2009	$357,000	—	$59,250	$12,095	(1)	$428,345
Chairman and Chief	2008	$357,000	—	—	$8,705	(2)	$365,705
Executive Officer	2007	$340,000	$120,000	$291,000	$11,495	(3)	$762,495

John E. Yetter, CPA	2009	$225,750	—	$31,875	$6,773	(4)	$264,398
Vice President and	2008	$225,750	—	—	$2,312	(4)	$228,062
Chief Financial Officer	2007	$215,000	$40,000	$145,500	$6,450	(4)	$406,950

Robert C. Cole	2009	$204,750	—	$31,875	$11,975	(5)	$248,600
Executive Vice	2008	$204,750	—	—	$9,555	(6)	$214,305
President – Sales	2007	$195,000	$35,000	$145,500	$12,331	(7)	$387,831

Frederic Eigner	2009	$200,784	—	$31,875	$7,438	(8)	$240,097
Executive Vice President –	2008	$214,802	—	—	$7,459	(9)	$222,261
Operations and General Manager,	2007	$203,221	$40,000	$145,500	$7,010	(10)	$395,731
Derma Sciences Canada Inc.

Barry J. Wolfenson	2009	$178,500	—	$31,875	$5,355	(4)	$215,730
Executive Vice President –	2008	$178,500	—	—	$3,300	(4)	$181,800
Global Business Development and Marketing	2007	$170,000	$45,000	$145,500	$4,463	(4)	$364,963

(1)	Consists of 401(k) matching contribution of $7,350 and disability insurance of $4,745.
(2)	Consists of 401(k) matching contribution of $3,960 and disability insurance of $4,745.
(3)	Consists of 401(k) matching contribution of $6,750 and disability insurance of $4,745.
(4)	Consists of 401(k) matching contribution.
(5)	Consists of 401(k) matching contribution of $4,775 and car allowance of $7,200.
(6)	Consists of 401(k) matching contribution of $2,355 and car allowance of $7,200.
(7)	Consists of 401(k) matching contribution of $5,131 and car allowance of $7,200.
(8)	Consists of salary deferral plan matching contribution of $6,024 and disability insurance of $1,414.
(9)	Consists of salary deferral plan matching contribution of $6,247 and disability insurance of $1,212.
(10)	Consists of salary deferral plan matching contribution of $6,142 and disability insurance of $868.

Outstanding Equity Awards at Year-End

The following table sets forth information regarding the aggregate number of options to purchase common stock held by the named executive officers as of December 31, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date
Edward J. Quilty	3,125	28,125	$3.12	02/25/2019
	18,750	6,250	$4.80	11/29/2017
	18,750	—	$6.40	02/22/2017
	24,219	—	$4.00	03/01/2015
	6,250	—	$12.40	02/24/2014
	9,375	—	$2.96	03/25/2013
	3,750	—	$4.88	02/26/2012
	28,125	—	$3.20	08/24/2011
John E. Yetter, CPA	1,563	14,062	$3.12	02/25/2019
	9,375	3,125	$4.80	11/29/2017
	9,375	—	$6.40	02/22/2017
	14,532	—	$4.00	03/01/2015
	3,125	—	$12.40	02/24/2014
	5,000	—	$2.96	03/25/2013
	2,500	—	$4.88	02/26/2012
	12,500	—	$3.20	08/24/2011
	7,500	—	$6.00	08/28/2010
Robert C. Cole	1,563	14,062	$3.12	02/25/2019
	9,375	3,125	$4.80	11/29/2017
	9,375	—	$6.40	02/22/2017
	14,532	—	$4.00	03/01/2015
	3,125	—	$12.40	02/24/2014
	21,875	—	$4.00	11/26/2012
Frederic Eigner	1,563	14,062	$3.12	02/25/2019
	9,375	3,125	$4.80	11/29/2017
	9,375	—	$6.40	02/22/2017
	15,235	—	$4.00	03/01/2015
	3,750	—	$12.40	02/24/2014
	2,500	—	$13.60	07/07/2013
	6,250	—	$4.56	09/15/2012
Barry J. Wolfenson	1,563	14,062	$3.12	02/25/2019
	9,375	3,125	$4.80	11/29/2017
	9,375	—	$6.40	02/22/2017
	6,250	—	$4.00	03/01/2015
	8,750	—	$9.60	01/14/2014

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plan

Plan Description

We adopted the Derma Sciences, Inc. Stock Option Plan (the “Plan”) July 18, 1991 and amended the Plan upon several occasions, the latest being November 29, 2007. The number of shares of common stock reserved for issuance pursuant to the Plan is 1,250,000 shares. The Plan authorizes us to grant two types of equity incentives: (i) options intended to qualify as “incentive stock options” (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) nonqualified stock options (“NQSOs”). The Plan authorizes options to be granted to our directors, officers, key employees and consultants, except that ISOs may be granted only to employees. The Plan is administered by a committee of directors designated by our board of directors (the “Compensation Committee”). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of “unissued” and become available for reissuance.

As of December 31, 2009 options to purchase 884,658 shares of our common stock at prices in the range of $2.88 to $13.60 per share were issued and outstanding under the Plan.

Shareholder Approval

The following table provides information concerning our equity compensation plans or individual arrangements that were approved by shareholders and those that were not approved by shareholders as of December 31, 2009:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)
Equity Compensation Plans Approved by Shareholders	884,658	(1)	$5.26	365,342
Equity Compensation Plans Not Approved by Shareholders	207,001	(2)	$4.04	0
Total	1,091,659		$5.03	365,342

(1)
The securities consist of Incentive Stock Options and Nonqualified Stock Options granted to officers, directors, employees and consultants in 1997, 1998, 2003, 2004, 2005, 2006, 2007 and 2008 pursuant to our Stock Option Plan. The per share exercise price of the options is in the range of $2.88 to $13.60. The shares of common stock underlying the options have been registered under the Securities Act of 1933.

(2)
The securities consist of Nonqualified Stock Options granted to our officers, directors, employees and consultants during the period 1995 through 2002 and 2007. These options were effected pursuant to employment agreements or stock option agreements recommended by the Compensation Committee of our board of directors and approved by our board of directors. The per share exercise price of the options is in the range of $3.20 to $6.00. The shares of common stock underlying the options have been registered under the Securities Act of 1933.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer (controller) and persons performing similar functions.  The Company has filed a copy of its code of ethics as Exhibit 10.42 to its Form 10-KSB filed on March 31, 2003 and has posted its code of ethics on the Company’s website at http://www.ir.dermasciences.com/governance.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers, directors and greater than ten-percent beneficial owners were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 31, 2010 certain information regarding the beneficial ownership of shares of the Company’s Common Stock by:  (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (20)	Percent Beneficially Owned (20)
LB I Group Inc. (2)	1,379,463	20.04%
Comvita Limited (3)	1,143,750	16.71%
William Harris Investors, Inc. (4)	713,548	10.65%
Galen III Partnerships (5)	574,257	8.38%
Raging Capital Management, LLC (6)	513,166	7.68%
1837 Partners (7)	281,251	4.23%
Kensington Management Group, LLC (8)	200,533	3.04%
Edward J. Quilty (9)	184,555	2.76%
Stephen T. Wills, CPA, MST (10)	81,054	1.23%
John E. Yetter, CPA (11)	81,032	1.22%
Robert C. Cole (12)	76,657	1.16%
James T. O’Brien (13)	69,420	1.05%
Srini Conjeevaram (14)	62,345	0.94%
C. Richard Stafford, Esq. (15)	61,095	0.93%
Frederic Eigner (16)	58,610	0.89%
Barry J. Wolfenson (17)	55,513	0.84%
Robert G. Moussa (18)	34,220	0.52%
All directors and officers as a group (13 persons) (19)	2,683,041	33.61%

(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
(2)
LB I Group Inc. can be reached at:  399 Park Avenue, 9 th Floor, New York, New York 10022. Ownership consists of: 1,053,570 shares of common stock, 200,893 Class J Warrants and 125,000 Class K Warrants.

(3)
Comvita Limited can be reached at: Wilson Road South, Paengaroa, Private Bag 1, Te Puke, New Zealand.  Ownership consists of:  858,333 shares of common stock, 52,083 Class H Warrants, 100,000 Class N Warrants and 133,333 Class Q Warrants.  Brett D. Hewlett, one of our directors, is the Chief Executive Officer of Comvita New Zealand Limited, an affiliate of Comvita Limited.

(4)
William Harris Investors, Inc. can be reached at:  191 North Wacker Drive, Suite 1500, Chicago, Illinois 60606.  Includes shares owned by William Harris Investors, Inc. and Panacea Fund, LLC.  Ownership consists of: 568,458 shares of common stock, 66,965 Class J Warrants and 78,125 Class K Warrants.

(5)
The Galen III Partnerships can be reached at:  680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06901.  Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. and Bruce F. Wesson.  Ownership consists of:  279,772 shares of common stock, 15,627 shares of Class A Convertible Preferred Stock (“Class A Preferred”), 52,085 shares of Class B Convertible Preferred Stock (“Class B Preferred”), 77,384 shares of Class C Convertible Preferred Stock (“Class C Preferred”), 133,919 shares of Class D Convertible Preferred Stock (“Class D Preferred”) and exercisable options to purchase 15,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.  Bruce F. Wesson, one of our directors, is a General Partner of the Galen III Partnerships.

(6)
Raging Capital Management, LLC can be reached at:  254 Witherspoon Street, Princeton, New Jersey 08542.  Includes shares owned by Raging Capital Fund, LP and Raging Capital Fund (QP), LP.  Ownerships consists of:  384,500 shares of common stock and 128,666 Class O Warrants.

(7)	1837 Partners can be reached at: 115 South LaSalle Street, 34 th Floor, Chicago, IL 60603. Ownership consists of: 187,500 shares of common stock and 93,751 Class K Warrants.
(8)
Kensington Management Group, LLC can be reached at:  767 Third Avenue, 16 th Floor, New York, New York 10017.  Includes shares owned by Kensington Partners L.P., Kensington Partners II L.P., Bald Eagle Fund Ltd. and Richard J. Keim.  Ownership consists of:  150,063 shares of common stock and exercisable options to purchase 50,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.  Richard J. Keim, one of our directors, is a Managing Director of Kensington Management Group, LLC.

(9)
Edward J. Quilty’s ownership consists of:  53,336 shares of common stock and exercisable options to purchase 131,219 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(10)
Stephen T. Wills’ ownership consists of:  20,584 shares of common stock and exercisable options to purchase 60,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(11)
John E. Yetter’s ownership consists of:  5,000 shares of common stock and exercisable options to purchase 76,032 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(12)
Robert C. Cole’s ownership consists of:  6,250 shares of common stock and exercisable options to purchase 70,407 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(13)
James T. O’Brien’s ownership consists of:  15,825 shares of common stock and exercisable options to purchase 53,595 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(14)
Srini Conjeevaram can be reached at:  SC Capital Management, LLC, P.O. Box 323, Bronxville, New York 10708.  Ownership consists of:  3,125 shares of common stock and exercisable options to purchase 59,220 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(15)
C. Richard Stafford’s ownership consists of:  10,625 shares of common stock and exercisable options to purchase 50,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(16)
Frederic Eigner’s ownership consists of:  exercisable options to purchase 58,610 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(17)
Barry J. Wolfenson’s ownership consists of:  9,638 shares of common stock and exercisable options to purchase 45,875 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(18)
Robert G. Moussa can be reached at:  2115 Imperial G.C. Boulevard, Naples, Florida 34110.  Ownership consists of:  10,000 shares of common stock and exercisable options to purchase 24,220 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(19)
Ownership consists of: common stock, Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred and options currently exercisable and exercisable within 60 days of March 31, 2010 to purchase shares of common stock.

(20)
The number of shares beneficially owned and the percent beneficially owned by each entity or individual are based upon 6,557,855 shares of common stock outstanding and assume the exercise of all exercisable options (including those that would be exercisable within 60 days of March 31, 2010), the exercise of all warrants and the conversion into common stock of all convertible preferred stock owned by such entity or individual.  The percent beneficially owned is a fraction the numerator of which is the number of shares of common stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of common stock plus the number of shares of common stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants and the conversion into common stock of its/his/her own convertible preferred stock.  This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have an exclusive licensing, manufacturing and sales agreement with Comvita New Zealand Limited, an affiliate of a major shareholder.  In 2009, we sold products to Comvita in the amount of $88,274 and made purchases from Comvita in the amount of $499,195.  In 2008, the foregoing amounts were $84,406 and $347,935, respectively.  In 2009 and 2008, we incurred royalty expense to Comvita of $210,110 and $113,203, respectively.

ADDITIONAL INFORMATION

Audit Committee

Information Relative to Audit Committee

The Company has established an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934.  Members of the Audit Committee are designated in the table under the heading Directors and Executive Officers above.  Stephen T. Wills, CPA, MST, Chairman of the Audit Committee, is the Audit Committee financial expert and is “independent” as that term is used in NASDAQ Marketplace Rule 5605(a)(2).

Audit Committee Charter

The Company’s Board of Directors has adopted a written charter for the Audit Committee.  The Charter of the Audit Committee may be viewed on the Company’s website at http://www.ir.dermasciences.com/governance.

Audit Committee Financial Expert

Stephen T. Wills, CPA, MST has been determined by the Company’s Board of Directors to be its Audit Committee Financial Expert.  In making this determination, the Board relied on Mr. Wills’ extensive education and experience in financial matters as set forth in his biographical sketch appearing elsewhere in this Proxy Statement.  Among his qualifications, the Board considers that Mr. Wills possesses the following financial capabilities:

1.	An understanding of accounting principles generally accepted in the United States and financial statements;

2.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.
Experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, together with experience actively supervising persons engaged in the foregoing activities;

4.	An understanding of internal controls and procedures for financial reporting; and

5.	An understanding of audit committee functions.

Audit Committee Members

The following individuals are members of the Audit Committee of the Company’s Board of Directors:

Stephen T. Wills, CPA, MST, Chairman
Srini Conjeevaram
Richard J. Keim
Bruce F. Wesson

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

The Audit Committee met privately with the Company’s independent registered public accounting firm and Company financial personnel, each of whom has unrestricted access to the Audit Committee.  The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting.  The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel.

The Audit Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

Management has primary responsibility for the implementation of the system of internal controls and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The Company’s independent registered public accounting firm audited the financial statements prepared by management for the years ended December 31, 2009 and 2008, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues it believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and with the Company’s independent registered public accounting firm the Company’s financial statements and met separately with both management and the independent registered public accounting firm to discuss and review those financial statements and reports prior to their issuance.  Management has represented to the Audit Committee, and the independent registered public accounting firm has confirmed, that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee obtained from and discussed with the independent registered public accounting firm a formal written statement describing all relationships between the accounting firm and the Company that might bear on the firm’s independence under Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” discussed with the accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence.  The Audit Committee continued to monitor auditor independence and reviewed non-audit services performed by the independent registered public accounting firm.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009.

For the Audit Committee:

Stephen T. Wills, CPA, MST, Chairman
Srini Conjeevaram, Member
Richard J. Keim, Member
Bruce F. Wesson, Member

Compensation Committee

Compensation Committee Charter

The Company’s Board of Directors has adopted a written charter for the Compensation Committee.  The Charter of the Compensation Committee may be viewed on the Company’s website at http://www.ir.dermasciences.com/governance.

Compensation Committee Members

The following individuals are members of the Compensation Committee of the Company’s Board of Directors:

Robert G. Moussa, Chairman
Stephen T. Wills, CPA, MST
C. Richard Stafford, Esq.
James T. O’Brien

Compensation Committee Report

The Compensation Committee is charged with the following responsibilities:  (i) recommendations to the Board of Directors relative to the compensation of executive officers, (ii) administration of the 1994 stock option plan and recommendations to the Board relative to the grant of options to employees, directors and consultants of the Company, (iii) review of, and recommendations to the Board concerning, proposed employment agreements with executive officers, and (iv) evaluation of the performance of, and determination of compensation policies for, executive officers.

Competition for qualified senior management personnel in the Company’s industry is intense.  In order to attract and retain qualified personnel, the Company must offer compensation which is comparable to similarly situated companies and which provides the potential for substantial rewards if the Company is successful over the long-term.  The objectives of the Company’s executive compensation policy are to attract, retain and reward executive officers and other key employees who contribute to its success and to motivate these individuals to enhance stockholder value.  The Company seeks to pay base, bonus and long-term incentive compensation at levels competitive with other medical device companies.

The Compensation Committee meets several times per year in order to:  (i) review the effectiveness of the Company’s executive compensation policy in advancing the Company’s objectives, (ii) make recommendations to the Board for any adjustments, and (iii) recommend annual compensation for the coming year.  The Company’s Chief Executive Officer and the Chairman of the Audit Committee gather and report on information about compensation levels in comparable companies.

The Compensation Committee reviews the performance of each executive officer and the financial condition of the Company in relation to the following major components of executive compensation:

1.  Base Salary.  The employment agreement with each executive sets an initial base salary in accordance with industry norms and the subject executive's experience and qualifications.  The Compensation Committee annually reviews each executive officer’s base salary.  Among the factors taken into consideration are:  (i) individual and corporate performance, (ii) levels of responsibility, (iii) prior experience, (iv) breadth of knowledge of the industry, and (v) competitive pay practices.  If salaries at comparable companies have increased, the Compensation Committee normally recommends similar increases.  Provided, however, increases will be recommended only if the subject executive's historical performance warrants an increase and if the increase is prudent in view of the Company’s financial condition.

2.  Annual Bonus.  In addition to base salary, the Company seeks to reward executives each year for the achievement of specific goals which may be financial, operational or technological.  In this regard, the Compensation Committee considers objectively measurable goals such as obtaining new investment capital, negotiating valuable contracts or meeting sales objectives, together with subjective goals such as quality of management performance and consistency of effort.

3.  Long-Term Incentives.  Historically, the Company’s long-term incentives for executive officers have consisted exclusively of stock options awarded both pursuant to, and outside, the Company’s 1991 stock option plan (the “Plan”).  Effective February 6, 2003, the Company undertook to issue options exclusively under the Plan.  The exercise price of both plan and non-plan options is at least 100% of the fair market value of the Common Stock on the date of grant.

The Compensation Committee has considered utilizing restricted stock and stock appreciation rights as components of the Company’s long-term incentives.  However, for the present, the Compensation Committee has recommended to the Board of Directors that the Company’s long-term incentive compensation consist exclusively of stock options awarded under the Plan.  The Board of Directors has assented to this recommendation.

The Compensation Committee determines the number and terms of recommended option grants to the Company’s executive officers based on practices at comparable companies in the medical device industry and the Company’s policy of linking long-term incentives to performance.

Pursuant to its mandate, and in accordance with the foregoing criteria, the Compensation Committee recommended to the Board of Directors of the Company that:  (i) a bonus of $25,000 be paid to the Company’s president and chief executive officer and bonuses in the range of $15,000 to $18,000 be paid to the Company’s four additional executive officers relative to these officers’ performance during 2009, (ii) options granted February 25, 2009 the vesting of which is predicated upon performance during 2009 be declared vested as follows with unvested performance options to be forfeited:  (a) performance options awarded to the Company’s president and chief executive officer to vest to the extent of 65% thereof (12,188 of 18,750), and (b) performance options awarded to the Company’s four additional executive officers to vest to the extent of 75% thereof (7,032 of 9,375), (iii) ten year options to purchase the Company’s common stock, exercisable at $5.10 per share (the closing price of the Company’s common stock on the date preceding the award date, March 3, 2010) such options to vest at the rate of 25% upon grant and 25% annually, be awarded as follows:  (a) 15,000 options to the Company’s president and chief executive officer, and (b) 8,000 options to each of the Company’s four additional executive officers, (iv) bonus compensation relative to 2010 performance be reserved in amounts up to 35% of the base salary of the president and chief executive officer and 25% of the base salaries of each of the Company’s other executive officers, such bonuses to be awarded, if at all, as follows:  (a) to the extent of 25% thereof, if, and only if, the Company achieves its 2010 budget, and (b) to the extent of 75% thereof, if, and only if, the Company earns pretax net income in 2010, such bonuses in no event to exceed 20% of the Company’s 2010 pretax net income, (v) ten year options to purchase the Company’s common stock, exercisable at $5.10 per share (the closing price of the Company’s common stock on the date preceding the award date, March 3, 2010) such options to vest, if at all, in accordance with the Company’s performance in 2010 and each executive’s contribution thereto as determined by the Board of Directors not later than April 1, 2010, be awarded as follows:  (a) 15,000 options to the Company’s president and chief executive officer, and (b) 10,000 options to each of the Company’s four additional executive officers, and (vi) the base compensation of the Company’s executive vice president – global business development and marketing be increased by 6.5% to $190,000 per annum and the base compensation of the Company’s other executive officers be maintained at levels heretofore in effect.

For the Compensation Committee:

Robert G. Moussa, Chairman
Stephen T. Wills, CPA, MST, Member
C. Richard Stafford, Esq., Member
James T. O’Brien, Member

OTHER BUSINESS

Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 15, 2011.  All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

Shareholders may communicate directly with members of the Company’s Board of Directors by addressing communications for the subject director to:  Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.  Alternatively, shareholders may communicate with directors at the addresses set forth under the heading Security Ownership of Certain Beneficial Owners and Management.

ANNUAL REPORT

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 300, PRINCETON, NEW JERSEY 08540.

By Order of the Board of Directors,

April 12, 2010	Edward J. Quilty, Chairman

DERMA SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held on May 26, 2010

The undersigned hereby constitutes and appoints Edward J. Quilty, with full power of substitution, as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey on May 26, 2010, at 3:00 p.m., and any adjournments thereof.  This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote “FOR” each of the following:

1.	ELECTION OF DIRECTORS:

Nominees:	01. Edward J. Quilty	02. Srini Conjeevaram	03. Stephen T. Wills, CPA, MST
	04. James T. O’Brien	05. C. Richard Stafford, Esq.	06. Richard J. Keim
	07. Robert G. Moussa	08. Bruce F. Wesson.	09. Brett D. Hewlett

To withhold authority to vote for an individual nominee, place a line through such nominee’s name.  To cumulate votes, indicate the votes allocated to each nominee above such nominee’s name.

FOR all nominees                                           WITHHOLD AUTHORITY for all nominees

2.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010:

FOR	AGAINST	ABSTAIN

3.	DISCRETIONARY AUTHORITY:

In his discretion, the proxy is authorized to vote upon such other matters as may come before the meeting and any adjournments thereof.

FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT.  The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

_______________________________________________________
Signature of Shareholder                                                Date

_______________________________________________________
Signature of Co-Owner                                                   Date

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.  Please sign this proxy exactly as your name appears in the address at the right. If shares are registered in more than one name, all owners should sign.  If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority.  Corporations, please sign with full corporate name by a duly authorized officer or officers.  If a partnership, please sign in partnership name by an authorized person.

I/WE PLAN TO ATTEND THE MEETING